                                  EXHIBIT 23.2


                         INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in this Amendment No. 1 to Registration Statement No. 333-91621 of General Growth Properties, Inc. of our report dated June 25, 1999, relating to our audit of the combined statement of revenues and certain expenses of the Ala Moana Properties for the year ended December 31, 1998, included in the Form 8-K of General Growth Properties, Inc. dated July 12, 1999, and to the reference to us under the heading "Experts" in such Registration Statement.


/s/ DELOITTE & TOUCHE LLP
-------------------------
Deloitte & Touche LLP

Honolulu, Hawaii
December 16, 1999